                         Consent of Independent Auditors

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional  Information and to the use of our reports dated January
30, 2004,  with respect to the  consolidated  financial  statements  of Security
Benefit Life Insurance Company and Subsidiaries and the financial  statements of
Variable Annuity Account XIV - SecureDesigns Variable Annuity,  Variable Annuity
Account XIV - AdvanceDesigns  Variable  Annuity,  Variable Annuity Account XIV -
Security  Benefit Advisor Variable  Annuity,  and Variable Annuity Account XIV -
Valuebuilder Variable Annuity, included in Post-Effective Amendment No. 6 to the
Registration  Statement  under the  Securities  Act of 1933 (No.  333-41180) and
Amendment No. 10 to the Registration  Statement under the Investment Company Act of 1940 (No.  811-10011)  on Form N-4 and the related  Statement  of  Additional
Information  accompanying the Prospectus for the SecureDesigns Variable Annuity,
AdvanceDesigns Variable Annuity,  Security Benefit Advisor Variable Annuity, NEA
Valuebuilder Variable Annuity, and AEA Valuebuilder Variable Annuity.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 26, 2004